UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 30, 2018 (January 29, 2018)

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1573 Mallory Lane, Brentwood, Tennessee		37027
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 221-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2018, Quorum Health Corporation (the “Company”) announced that Michael J. Culotta will resign from his current position as Executive Vice President and Chief Financial Officer of the Company. Mr. Culotta’s resignation will be effective March 31, 2018 (the “Separation Date”), and he shall cease to serve as Executive Vice President and Chief Financial Officer of the Company as of such date. Mr. Culotta will remain in his current role until the Separation Date in order to facilitate the transition of his duties and to allow the Company to have continued access to his knowledge, leadership and experience. Mr. Culotta’s resignation did not involve any disagreement with the Company with regard to its operations, policies or practices.

On January 30, 2018, in connection with his departure, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) and Consultancy Agreement (the “Consultancy Agreement”) with Mr. Culotta. The Separation Agreement ends Mr. Culotta’s employment with the Company, effective as of March 31, 2018, and provides, among other things, that, in exchange for Mr. Culotta’s release of all claims arising out of or relating to Mr. Culotta’s employment with the Company and his resignation therefrom, Mr. Culotta will receive (i) $900,000, which shall be divided and payable in equal payments in accordance with the Company’s normal pay cycle over an eighteen (18) month period, and (ii) continuation of health benefits coverage through the term of the Consultancy Agreement.

Upon Mr. Culotta’s resignation and pursuant to the Consultancy Agreement, he will advise the Company’s management team on issues related to financial matters as requested by Thomas Miller, President and Chief Executive Officer, and/or his designee. The term of the Consultancy Agreement will be April 1, 2018 to March 31, 2020, unless otherwise mutually agreed by the parties. During the term of the Consultancy Agreement, Mr. Culotta will be entitled to receive consulting fees of $1,000 per month plus $250 per hour of work and will be subject to restrictions on competing with the Company or its affiliates. He will also continue to vest in any previously granted stock options and restricted stock of the Company in accordance with the applicable vesting schedule.

The foregoing are only summaries of the Separation Agreement and Consultancy Agreement with Mr. Culotta and do not purport to be complete and are qualified in their entirety by reference to the full text of the Separation Agreement and Consultancy Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

In connection with Mr. Culotta’s planned resignation, the Company announced that Alfred Lumsdaine will be appointed to serve as Executive Vice President of Finance effective February 12, 2018, and will succeed as the Company’s Executive Vice President and Chief Financial Officer immediately upon Mr. Culotta’s resignation. Mr. Lumsdaine, age 52, most recently served as President of Population Health for Sharecare, a position he has held since 2016. Prior to joining Sharecare, Mr. Lumsdaine served as chief financial officer of Tivity Health, Inc. (f/k/a Healthways, Inc.) since 2011. Previously, Mr. Lumsdaine was controller and chief accounting officer at Tivity Health, Inc., a role he assumed in 2002 when he first joined the company. Prior to joining Tivity Health, Inc., Mr. Lumsdaine held the position of Treasurer and Controller for Logisco, Inc., which followed senior level financial positions with Aegis Therapies and Theraphysics. Mr. Lumsdaine started his career with the Nashville office of Ernst & Young, spending over eight years in the external audit practice, primarily focused on the healthcare industry, and subsequently directed the North America internal audit department of Willis. Mr. Lumsdaine is a CPA and earned both his BS in Accounting and Masters of Accountancy from the University of Tennessee.

Pursuant to the terms of an employment offer letter, dated January 29, 2018, Mr. Lumsdaine will receive an annual base salary of $515,000, a cash signing bonus of $100,000 and be eligible to participate in the annual incentive bonus plan with a target bonus of 80% of Mr. Lumsdaine’s annual base salary. Subject to the approval of the Board of Directors (“Board”) of the Company, and conditioned on Mr. Lumsdaine’s start of employment, he will be granted 100,000 shares of restricted stock (or restricted stock units, at the Board’s discretion) pursuant to the Company’s 2016 Stock Award Plan, with 50% of the award time-vesting in three equal installments beginning on the first anniversary of the date of the grant, and 50% of the award performance-based and vesting, if at all, over a two-year performance period based on the achievement of target metrics to be set by the Board in its discretion.

The foregoing is only a summary of the employment offer letter with Mr. Lumsdaine and does not purport to be complete and is qualified in its entirety by reference to the full text of the employment offer letter, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference. Mr. Lumsdaine will also enter into the Company’s change in control agreement for executive officers, a form of which is described in the Company’s Form 8-K filed on September 29, 2017 and incorporated herein by reference.

There are no family relationships between Mr. Lumsdaine and any director or other executive officer of the Company, nor are there any transactions between Mr. Lumsdaine or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the SEC.

Item 7.01	Regulation FD Disclosure.

On January 30, 2018, the Company issued a press release (the “Press Release”) announcing the planned resignation of Mr. Culotta effective March 31, 2018, the appointment of Mr. Lumsdaine to Executive Vice President of Finance effective February 12, 2018, and the planned appointment of Mr. Lumsdaine to succeed Mr. Culotta as Executive Vice President and Chief Financial Officer immediately upon Mr. Culotta’s resignation. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

No.	Description

10.1	Separation and Release Agreement, dated January 30, 2018, by and between QHCCS, LLC d/b/a Quorum Health and Michael J. Culotta

10.2	Consultancy Agreement, dated January 30, 2018, by and between QHCCS, LLC and Michael J. Culotta

10.3	Employment Offer Letter, dated January 29, 2018, by and between Quorum Health Corporation and Alfred Lumsdaine

99.1	Quorum Health Corporation Press Release, dated January 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2018	QUORUM HEALTH CORPORATION (Registrant)

	By:	/s/ Thomas D. Miller
Thomas D. Miller President and Chief Executive Officer (principal executive officer)